Exhibit 99.1
Blaize Announces Fourth Quarter and Full-Year 2025 Financial Results

•Revenue grew approximately 20x in 2025, scaling from approximately $1 million in Q1 2025 to $23.8 million in Q4 2025
•Commercial engagements expanded across cloud infrastructure, sovereign AI initiatives, and industrial environments
•Strategic progress continued into Q1 2026 through strategic partnerships, sovereign AI initiatives, and go-to-market leadership expansion
•AI Services platform initiative progressed toward initial release, expected early in the second quarter

El Dorado Hills, Calif. – March 24, 2026 — Blaize Holdings, Inc. (NASDAQ: BZAI, NASDAQ: BZAIW) (“Blaize,” the “Company,” “we,” “us,” and “our”), a leader in programmable, energy-efficient edge AI computing, today announced financial results for the fourth quarter and full year ended December 31, 2025, reflecting strong execution as AI infrastructure increasingly centers on inference-driven systems, enabled by efficiency-focused architectures designed for real-world AI deployment.

In 2025, Blaize delivered $38.6 million in revenue, up from $1.6 million in 2024, marking its first full year of commercial revenue generation. This was driven by expanding engagements with system integrators and solution providers supporting AI inference infrastructure buildout, sovereign AI initiatives, and public safety applications. Fourth-quarter performance also reflected continued sequential growth, with revenue more than doubling from the third quarter.

This execution reflects increasing demand for efficient, real-world AI deployments and positions Blaize to extend its platform into AI services and application delivery over time.

“AI infrastructure is entering its next phase as the industry moves from model training to inference at global scale,” said Dinakar Munagala, co-founder and CEO of Blaize. “As this evolution continues, customers are increasingly focused on cost per inference, power efficiency, and revenue per rack. Blaize is enabling this through a programmable, hybrid AI platform designed for efficient inference across edge and data center environments. Our focus is execution, expanding commercial engagements and converting pipeline into revenue. We are also progressing toward the initial release of the Blaize AI Services platform in the second quarter, extending our strategy toward monetizable, API-based AI capabilities.”

“We delivered strong revenue growth in 2025 and exceeded the upper end of our full-year guidance, reflecting continued execution across our commercial engagements,” said Harminder Sehmi, Chief Financial Officer of Blaize. “We remain focused on disciplined execution as we scale the business, with continued emphasis on efficiency and expanding recurring revenue opportunities over time.”

Fourth Quarter and Full Year 2025 Financial Highlights

•Fourth quarter and full year revenue exceeded the upper end of the Company’s guidance
•Fourth quarter net loss of $3.2 million an improvement over $26.3 million net loss from prior quarter
•Adjusted EBITDA loss of $11.1 million was flat from prior quarter
•Research & Development spend and Sales, General & Administrative costs were flat sequentially

2025 Business Highlights

Blaize’s 2025 growth was driven by increased commercial traction across its core AI infrastructure markets.

•Revenue Contribution: Converted AI infrastructure opportunities into revenue growth throughout 2025.
•Ecosystem Development: Established partnerships with cloud providers, data center operators, and infrastructure partners, enabling AI infrastructure buildout and revenue generating deployments.
•Global Footprint: Increased presence across Asia-Pacific, South Asia, the Middle East, North America, and Europe, strengthening pipeline across infrastructure and application-level opportunities.

Business Developments Since Year-End

Since the end of 2025, Blaize has continued to expand its commercial activity and ecosystem partnerships across key markets:

•Nokia Strategic Collaboration: Following its January 2026 strategic announcement with Nokia, Blaize is advancing the joint AI inference platform development, expanding regional engagements, and preparing for market showcase at GITEX Asia, with active solution work across Southeast Asia and Australia in safety, retail, and infrastructure use cases.

•India Cloud AI Innovation Hub: Through its MoU with the Government of Telangana, Blaize plans to establish the AI innovation hub and R&D center, supporting applied AI pilots and implementations initiatives across mining safety, smart cities, and agriculture, with real-time monitoring of operations.
•Industrial AI Validation in Korea: Building on its partnership with GSIL, Blaize is co-developing Physical AI solutions for industrial safety, enabling real-time risk detection and predictive safety capabilities, starting with pilots in Korea’s manufacturing environments and expanding globally.
•Commercial Leadership Expansion: Blaize appointed former Cisco leader Stephen Patak as Chief Revenue Officer to scale AI deployments across public and private sector markets.

These developments reflect continued execution of Blaize’s strategy to expand AI infrastructure activity, strengthen ecosystem partnerships, and position the platform for long-term AI services monetization.

Company Outlook and Execution Readiness

Blaize expects continued growth as global investment in AI infrastructure expands, with increasing focus on inference economics and AI services monetization.

Blaize is also seeing an expanding range of AI use cases across its target markets, with increasing traction in public safety, retail analytics, smart infrastructure, and aerial robotics. Recent activities include AI data center buildout, drone detection and airspace awareness, and smart community applications such as patient safety and remote monitoring, with enterprise engagements underway.

These trends position Blaize across both infrastructure and application-level AI services, spanning a broad and expanding set of inference-driven workloads.

The Company’s execution priorities for 2026 include:

•Launching the AI Services platform in the second quarter to enable API-based AI capabilities and recurring revenue models.
•Expanding AI services and application delivery to support production-oriented, revenue generating deployments.
•Converting pipeline and partner-driven engagements into revenue across infrastructure and application use cases.

Financial Outlook for Fiscal Year 2026

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in “Cautionary Statement Regarding Forward-Looking Statements.”

•Full year revenue - $130 million
•Adjusted EBITDA loss - $45.0 million to $50.0 million
•Stock-based compensation - approximately $34.4 million
•Weighted average shares outstanding - approximately 150 million shares

Earnings Conference Call

Dinakar Munagala, co-founder and CEO of Blaize, and Harminder Sehmi, CFO of Blaize, will host a conference call at 2:00 p.m. Pacific Time today, March 24, 2026, to discuss the company’s financial results and outlook. A live webcast will be accessible on Blaize’s investor relations website at ir.blaize.com, and an archived conference call webcast will be available on Blaize’s investor relations website for one year following the live call.

About Blaize

Blaize delivers a programmable AI platform, purpose-built for inference in real world environments. Its Hybrid AI architecture enables Practical AI and Physical AI workloads to run efficiently at the edge while integrating seamlessly with cloud and GPU based infrastructure. Blaize solutions support computer vision, multimodal AI, and sensor driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and defense. Blaize is headquartered in El Dorado Hills, California, with a global presence across North America, Europe, the Middle East, and Asia. To learn more, visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Non-GAAP Measures

In addition to financial measures presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we report certain key financial measures that are not required by, or presented in accordance with, GAAP. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered in isolation of, or as a substitute for or superior to, financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Accordingly, you are cautioned not to place undue reliance on this information. We believe that along with our GAAP financial information, our non-GAAP financial information when taken collectively and evaluated appropriately, is helpful to investors in assessing our operating performance.

In conjunction with net loss calculated in accordance with GAAP, we also use EBITDA and Adjusted EBITDA, as defined below, to evaluate our ongoing operations and for internal planning and forecasting purposes.

EBITDA and Adjusted EBITDA

EBITDA is defined as “Earnings before interest, income taxes, depreciation, and amortization”. Adjusted EBITDA is defined as EBITDA further adjusted for non-cash items such as stock-based compensation, changes in fair value, and operational income and expenses that are not expected to be ongoing, as discussed below in the footnote to “other adjustments”.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA (Non-GAAP) for the full fiscal year 2026 included above because we are unable to quantify certain amounts that would be required to be included in net income (loss), the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty in predicting, with reasonable certainty, certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Blaize without unreasonable effort. For the same reasons, Blaize is unable to address the probable significance of the unavailable information. We expect the variability of these excluded items may have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our 2026 financial outlook; stock-based compensation; weighted average shares outstanding; release of the AI Services platform; India Cloud AI Innovation Hub; co-development of Physical AI solutions; the engagements with Nokia and GSIL, or the ultimate value of those contracts; regional growth, the expectations for AI infrastructure ecosystem development and AI services deployment, projected margin improvement, the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the ability to maintain compliance with stock exchange listing standards; (iii) failure to realize the benefits of the business combination of Blaize and BurTech Acquisition Corp., which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (iv) the ability of the Company to successfully market its products and services; (v) the ability of the Company to successfully deploy its technologies across customer settings; (vi) changes in applicable law or regulations; (vii) the outcome of any legal proceedings that have been or may be instituted against Blaize; (viii) the effects of competition on Blaize’s future business; (ix) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; and (x) those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 24, 2026, and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Readers are cautioned not to put undue reliance on forward-looking statements. Blaize does not give any assurance that it will achieve its expectations.

The financial projections in this release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Blaize’s control. While such projections are necessarily speculative, Blaize believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this press release should not be regarded as an indication that Blaize, or its representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events. The independent registered public accounting firm of Blaize has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release and, accordingly, has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

Blaize
press@blaize.com
www.blaize.com

Investors:
ir@blaize.com

BLAIZE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except shares and per share amounts)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$45,781	$50,237
Accounts receivable, net of allowance for credit losses of $523 and $420, respectively	33,363	—
Accounts receivable - related party, net of allowance of $34 and $—, respectively	3,330	—
Inventories, net	10,130	8,561
Prepaid expenses and other current assets	4,003	12,621
Prepaid expenses and other current assets - related parties	—	250
Total current assets	96,607	71,669
Property and equipment, net	1,226	2,081
Deferred income tax assets	2,123	2,157
Operating lease right-of-use assets	1,516	1,773
Other assets	739	815
Total assets	$102,211	$78,495
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$8,339	$7,904
Accounts payable - related party	180	—
Accrued trade payables	22,838	—
Accrued expenses and other current liabilities	6,700	14,300
Accrued expenses - related party	331	—
Operating lease liabilities - current	644	578
Working capital loan - related party	1,500	—
Advances from related party	2,857	—
Legacy Blaize convertible notes and warrants	—	163,340
Total current liabilities	43,389	186,122
Operating lease liabilities	804	1,166
Other earnout shares	6,745	—
Other earnout shares - related party	2,184	—
Polar warrants	8,813	—
Other liabilities	1,276	1,670
Total liabilities	63,211	188,958
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock - $0.0001 par value; 600,000,000 and 136,562,809 shares authorized as of December 31, 2025 and 2024, respectively, and 122,043,966 and 48,376,052 shares issued and outstanding as of December 31, 2025 and 2024, respectively	12	5
Additional paid-in capital	675,143	318,783
Accumulated deficit	(636,155)	(429,251)
Total stockholders’ equity (deficit)	39,000	(110,463)
Total liabilities and stockholders’ equity (deficit)	$102,211	$78,495

BLAIZE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue
Products:
Hardware revenue	$23,762	$10,528	$1	$35,354	$29
Software revenue	—	—	—	300	—
Hardware revenue - related party	13	1,124	—	2,499	—
Software revenue - related party	1	215	—	479	—
Services:
Strategic consulting services revenue - related party	—	—	—	—	1,525
Total revenue	23,776	11,867	1	38,632	1,554
Cost of revenue	21,216	10,091	(460)	32,438	579
Gross profit	2,560	1,776	461	6,194	975
Operating expenses
Research and development	10,116	9,676	9,329	42,523	25,094
Selling, general and administrative	13,294	14,321	7,690	53,501	22,228
Selling, general and administrative - related party	318	—	185	773	185
Depreciation	184	364	198	1,195	886
Transaction costs	—	—	54	12,043	217
Total operating expenses	23,912	24,361	17,456	110,035	48,610
Loss from operations	(21,352)	(22,585)	(16,995)	(103,841)	(47,635)
Other expense, net
Change in fair value of Legacy Blaize convertible notes and warrants	—	—	8,943	(226,048)	(15,723)
Change in fair value of Polar warrants	4,125		—	4,125	—
Change in fair value of other earnout shares	11,650	(3,798)	—	117,113	—
Change in fair value of unissued shares of common stock	6	56	—	(238)	—
Change in fair value of committed equity facility, net	1,273	(63)	—	1,210	—
Other, net	997	153	60	992	1,211
Total other expense, net	18,051	(3,652)	9,003	(102,846)	(14,512)
Loss before income taxes	(3,301)	(26,237)	(7,992)	(206,687)	(62,147)
Provision for (benefit from) income taxes	(5)	21	(1,300)	217	(952)
Net loss	$(3,296)	$(26,258)	$(6,692)	$(206,904)	$(61,195)
Net loss per share - basic and diluted	$(0.03)	$(0.25)	$(0.38)	$(1.98)	$(3.50)
Weighted average shares outstanding - basic and diluted	116,573,701	103,585,681	17,476,105	104,275,265	17,476,105

BLAIZE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Three Months Ended		For the Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net loss	$(3,296)	$(6,692)	$(206,904)	$(61,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	184	198	1,195	886
Noncash lease expense	1,038	204	688	649
Debt financing charge on Legacy Blaize convertible notes	—	—	—	464
Stock-based compensation	9,454	2,805	37,546	3,847
Non-cash financing expense related to issuance of common stock	2,148	—	2,767	—
Non-cash financing expense related to issuance of warrants	1,073	—	1,073	—
Allowance for credit losses	—	(150)	557	420
Deferred income taxes	(162)	(1,088)	(368)	(1,124)
Change in fair value of Legacy Blaize convertible notes and warrants	—	(8,943)	226,048	15,723
Change in fair value of Polar warrants	(4,125)	—	(4,125)	—
Change in fair value of other earnout shares	(11,650)	—	(117,113)	—
Change in fair value of unissued shares of common stock	294	—	238	—
Change in fair value of committed equity facility, net	(1,273)	—	(1,210)	—
Other	514	—	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(23,702)	1,879	(33,865)	(464)
Accounts receivable, net - related party	33	—	(3,330)	467
Inventories, net	(1,348)	(155)	(1,569)	(2,039)
Prepaid expenses and other current assets	(9,863)	(15,238)	10,116	(21,615)
Prepaid expenses and other current assets - related party	250	—	250	—
Accounts payable and accrued expenses	1,528	7,052	(8,007)	10,663
Accounts payable and accrued expenses - related party	511	—	511	—
Accrued trade payables	22,838	—	22,838	—
Operating lease liabilities	(1,040)	(218)	(727)	(616)
Other current liabilities	133	2,602	(360)	402
Net cash used in operating activities	(16,461)	(17,744)	(73,751)	(53,532)
Cash flows from investing activities:
Purchases of property and equipment	(81)	263	(788)	(902)
Net cash used in investing activities	(81)	263	(788)	(902)
Cash flows from financing activities:
Merger and PIPE financing, net of transaction costs	—	—	15,873	—
Funds held in escrow	—	—	503	—
Proceeds from the sale of common stock to Polar, net of offering expenses	27,902	—	27,902	—
Payment of deferred offering costs	(3,326)	(689)	(7,658)	(4,357)
Repayment of advances from related party	—	—	(114)	—
Proceeds from issuance of common stock, net of financing charge on the committed equity facility	13,425	—	33,250	—
Repayment of short-term demand notes	—	—	—	(4,750)
Proceeds from exercise of stock options	327	18	345	98
Proceeds from Legacy Blaize convertible notes	—	—	—	110,718
Net cash provided by financing activities	38,328	(671)	70,101	101,709
Net change in cash, cash equivalents and restricted cash	21,786	(18,152)	(4,438)	47,275
Cash, cash equivalents and restricted cash at beginning of period	24,264	68,640	50,488	3,213
Cash, cash equivalents and restricted cash at end of period	$46,050	$50,488	$46,050	$50,488

BLAIZE HOLDINGS, INC.
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Amounts in thousands)

	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss	$(3,296)	$(26,258)	$(6,692)	$(206,904)	$(61,195)
Depreciation	184	364	198	1,195	886
Provision for (benefit from) income taxes	(5)	21	(1,300)	217	(952)
Interest income, net	(346)	(693)	(227)	(1,752)	(1,904)
EBITDA	(3,463)	(26,566)	(8,021)	(207,244)	(63,165)
Stock-based compensation	9,454	9,486	2,805	37,546	3,847
Fair value changes and financing charges	(16,639)	4,424	(8,943)	104,872	16,187
Transaction costs	—	—	54	12,043	217
Non-cash inventory cost realignment adjustments	(130)	(112)	(528)	(786)	(349)
Other adjustments (1)	(328)	1,702	501	3,091	567
Adjusted EBITDA	$(11,106)	$(11,066)	$(14,132)	$(50,478)	$(42,696)